                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED





              $2,009,975,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY

                               GENERAL MILLS, INC.

                    ZERO COUPON CONVERTIBLE SENIOR DEBENTURES

                                    DUE 2022

                               PURCHASE AGREEMENT

                             DATED OCTOBER 23, 2002




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                                       i

                                TABLE OF CONTENTS

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................2
(a) No Registration......................................................................................2
(b) No Integration.......................................................................................2
(c) Rule 144A............................................................................................2
(d) Offering Memorandum..................................................................................2
(e) Offering Materials Furnished to Initial Purchasers...................................................3
(f) Authorization of the Purchase Agreement..............................................................3
(g) Authorization of the Indenture.......................................................................3
(h) Authorization of the Debentures......................................................................3
(i) Authorization of the Conversion Shares...............................................................3
(j) Authorization of the Registration Rights Agreement...................................................3
(k) No Material Adverse Change...........................................................................4
(l) Independent Accountants..............................................................................4
(m) Preparation of the Financial Statements..............................................................4
(n) Incorporation and Good Standing of the Company and its Subsidiaries..................................4
(o) Capitalization and Other Capital Stock Matters.......................................................4
(p) Non-Contravention of Charter and By-Laws; No Further Authorizations or Approvals Required............5
(q) No Material Actions or Proceedings...................................................................5
(r) Company Not an "Investment Company"..................................................................5
(s) No Price Stabilization or Manipulation...............................................................6
(t) Related Party Transactions...........................................................................6
(u) Related Party Transactions...........................................................................6
(v) Directed Selling Efforts.............................................................................6
SECTION 2. PURCHASE, SALE AND DELIVERY OF THE DEBENTURES.................................................6
(a) The Firm Debentures..................................................................................6
(b) The First Closing Date...............................................................................6
(c) The Optional Debentures; the Second Closing Date.....................................................6
(d) Payment for the Debentures...........................................................................7
(e) Delivery of the Debentures...........................................................................7
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY...........................................................8
(a) Representatives' Review of Proposed Amendments and Supplements.......................................8
(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters...............8
(c) Copies of Offering Memorandum........................................................................8
(d) Blue Sky Compliance..................................................................................8
(e) Rule 144A Information................................................................................8
(f) Legends..............................................................................................9
(g) No General Solicitation..............................................................................9
(h) No Integration.......................................................................................9
(i) Rule 144 Tolling.....................................................................................9
(j) Use of Proceeds......................................................................................9
(k) Transfer Agent.......................................................................................9
(l) Agreement Not to Offer or Sell Additional Securities.................................................9
(m) Investment Limitation...............................................................................10
(n) No Manipulation of Price............................................................................10
(o) Existing Lock-Up Agreements.........................................................................10
(p) Diageo Lock-Up Agreement............................................................................10
(q) Inclusion of Conversion Shares......................................................................10


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                                       ii

(r) No Conversion Rate Adjustment.......................................................................10
(s) No Directed Selling Efforts.........................................................................10
SECTION 4. PAYMENT OF EXPENSES..........................................................................10
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS......................................11
(a) Accountants' Comfort Letter.........................................................................11
(b) No Material Adverse Change or Rating Agency Change..................................................11
(c) Opinion of Counsel for the Company..................................................................11
(d) Opinion of Counsel for the Initial Purchasers.......................................................12
(e) Officers' Certificate...............................................................................12
(f) Registration Rights Agreement.......................................................................12
(g) PORTAL Designation..................................................................................12
(h) Additional Documents................................................................................12
SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS.............................12
SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES................................................13
SECTION 8. INDEMNIFICATION..............................................................................13
(a) Indemnification of the Initial Purchasers...........................................................13
(b) Indemnification of the Company, its Directors and Officers..........................................14
(c) Notifications and Other Indemnification Procedures..................................................14
(d) Settlements.........................................................................................15
SECTION 9. CONTRIBUTION.................................................................................15
SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS....................................16
SECTION 11. TERMINATION OF THIS AGREEMENT...............................................................17
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.........................................17
SECTION 13. NOTICES.....................................................................................18
SECTION 14. SUCCESSORS..................................................................................18
SECTION 15. PARTIAL UNENFORCEABILITY....................................................................18
SECTION 16. GOVERNING LAW PROVISIONS....................................................................19
SECTION 17. GENERAL PROVISIONS..........................................................................19

                               PURCHASE AGREEMENT




                                                                October 23, 2002


BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York  10019


Ladies and Gentlemen:

         General Mills, Inc., a Delaware corporation (the "Company), proposes to issue and sell to the several purchasers named in Schedule A (the "Initial Purchasers") $2,009,975,000 in aggregate principal amount at maturity of its Zero Coupon Convertible Senior Debentures due 2022 (the "Firm Debentures") at an issue price of 67.165% (the "Issue Price"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $223,330,000 in aggregate principal amount at maturity of its Zero Coupon Convertible Senior Debentures due 2022 (the "Optional Debentures" and, together with the Firm Debentures, the "Debentures"). The Debentures will be redeemable at the Company's option at any time after October 28, 2005, and will be subject to repurchase at the holders' option in 2005, 2007, 2012 and 2017. Banc of America Securities LLC ("BAS") and Morgan Stanley & Co. Incorporated ("MS") have agreed to act as representatives of the several Initial Purchasers (in such capacity, the "Representatives") in connection with the offering and sale of the Debentures.

         The Debentures will be convertible into fully paid, non-assessable shares of common stock, par value $0.10 per share, of the Company (the "Common Stock"). The Debentures will be convertible initially at a conversion rate of
13.0259 shares per $1,000 principal amount at maturity of the Debentures, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Shares" means the shares of Common Stock into which the Debentures are convertible or the shares of Common Stock issued upon the redemption or repurchase of the Debentures. Upon conversion, the Company has the option to deliver cash in lieu of the Conversion Shares, on the terms set forth in the Indenture (as defined below). The Debentures will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Closing Date (as defined in Section 2), between the Company and The Bank of New York, as trustee (the "Trustee").

         The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, in reliance upon an exemption therefrom.

         Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Closing Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Debentures and the Conversion Shares, and to use its best efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

         The Company understands that the Initial Purchasers propose to make an offering of the Debentures on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Debentures are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Debentures and the Indenture will require that investors that acquire Debentures expressly agree that Debentures (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Debentures (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") thereunder).



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                                       2


         The Company has prepared an offering memorandum dated the date hereof setting forth information concerning the Company, the Debentures, the Registration Rights Agreement (as defined below) and the Common Stock in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering Memorandum" means, collectively, the Preliminary Offering Memorandum dated as of October 22, 2002 (the "Preliminary Offering Memorandum") and the offering memorandum dated the date hereof (the "Final Offering Memorandum"), each as amended or supplemented by the Company. As used herein, each of the terms "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated or deemed to be incorporated by reference therein.

         The Company hereby confirms its agreements with the Initial Purchasers as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

         (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers, the offer, resale and delivery of the Debentures by the Initial Purchasers and the conversion of the Debentures into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (b) No Integration. None of the Company or any of its subsidiaries (other than the Initial Purchasers in connection with the transactions contemplated by this Agreement, about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require registration under the Securities Act of the Debentures or the Conversion Shares.

         (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.

         (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum does not contain and the Final Offering Memorandum in the form used by the Initial Purchasers to confirm sales and as of a Closing Date (as defined in Section 2), will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no



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                                       3


representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

         (e) Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Representatives Preliminary Offering Memorandums and will deliver the Final Offering Memorandums, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Initial Purchasers.

         (f) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company

         (g) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (h) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (i) Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion, redemption or repurchase of the Debentures have been duly authorized and reserved and, when issued upon conversion, redemption or repurchase of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims, will conform to the description thereof in the Offering Memorandum and the issuance of such shares will not be subject to any preemptive or similar rights.

         (j) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or, to the knowledge of the Company, any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company, other than regular quarterly cash dividends, or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (l) Independent Accountants. To the best of the Company's knowledge, KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (m) Preparation of the Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Company's Annual Report on Form 10-K for the year ended May 26, 2002 (the "2002 10-K") present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act. The selected financial data set forth under the caption "Summary Selected Historical Financial Data and Other Information" in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein.

         (n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) ("Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Offering Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options



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                                       5


described in the Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

         (p) Non-Contravention of Charter and By-Laws; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries (a "Repayment Event"), under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is subject and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (q) No Material Actions or Proceedings. Except as set forth in or contemplated in the Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that
(i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as set forth in or contemplated in the Offering Memorandum, no labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the best of the Company's knowledge, is threatened that could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (r) Company Not an "Investment Company". The Company is not, and, after receipt of payment for the Debentures and application of the proceeds as described in the Offering

Memorandum, will not be, required to register as an "investment company" within the meaning of Investment Company Act.

         (s) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to (i) cause or result in stabilization or manipulation of the price of the Debentures or the Conversion Shares to facilitate the sale or resale of the Debentures or (ii) violate Regulation M under the Exchange Act.

         (t) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Significant Subsidiary or any other person required to be described in the Offering Memorandum which have not been described as required. -

         (u) Related Party Transactions. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Debentures or the Conversion Shares (as those terms are used in Regulation
D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

         (v) Directed Selling Efforts. None of the Company, its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act ("Regulation S")) with respect to the Securities and the Company and its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE DEBENTURES.

         (a) The Firm Debentures. The Company agrees to issue and sell to the several Initial Purchasers the Firm Debentures upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the principal amount at maturity of Firm Debentures set forth opposite their names on Schedule A at a purchase price of 98.5% of the Issue Price thereof.

         (b) The First Closing Date. Delivery of the Firm Debentures to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York time, on October 28, 2002, which date and time may be postponed by agreement between the Representatives and the Company (the time and date of such closing are called the "First Closing Date").

         (c) The Optional Debentures; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $223,330,000 aggregate principal amount of Optional Debentures from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Debentures. The option granted hereunder may be exercised at



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                                       7


any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time on or prior to October 29, 2002. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at maturity) of Optional Debentures as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Debentures and the Optional Debentures). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Debentures are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount at maturity of Optional Debentures (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount at maturity of Optional Debentures to be purchased as the principal amount at maturity of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount at maturity of Firm Debentures. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Payment for the Debentures. Payment for the Debentures shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

                        It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial Purchasers have agreed to purchase. BAS or MS, individually and not as a Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

         (e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Firm Debentures at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Optional Debentures the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Debentures shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

                        The Company further covenants and agrees with each Initial Purchaser as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Representative reasonably objects.

         (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

         (c) Copies of Offering Memorandum. The Company agrees to furnish the Representatives, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Representatives may request.

         (d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) Rule 144A Information. For so long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

         (f) Legends. Each of the Debentures will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

         (g) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (h) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

         (i) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         (j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Debentures sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (k) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Debentures); provided, however, that (i) the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering Memorandum, and (ii) the Company may issue, or enter into an agreement to issue, shares of its Common Stock or options or warrants to purchase shares of its Common Stock, or Common Stock in connection with its acquisition of an entity, business or the assets of an entity, provided that such entity enters into a substantially similar lock-up agreement with the Initial Purchasers.

         (m) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Debentures in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (n) No Manipulation of Price. The Company will not take, directly or indirectly, any action (i) designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company (ii) that would violate Regulation M under the Exchange Act.

         (o) Existing Lock-Up Agreements. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

         (p) Diageo Lock-Up Agreement. The Company will not waive the lock-up agreement with Diageo plc without the prior written consent of the Representatives.

         (q) Inclusion of Conversion Shares. The Company will use its best efforts to have the Conversion Shares approved by the New York Stock Exchange ("NYSE") for inclusion prior to the effectiveness of the Registration Statement.

         (r) No Conversion Rate Adjustment. Between the date hereof and Second Closing Date, the Company will not do or authorize any act that would result in an adjustment of the conversion rate of the Debentures.

         (s) No Directed Selling Efforts. None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

         SECTION 4. PAYMENT OF EXPENSES.

                        The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Debentures for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Debentures,
(viii) the fees and expenses associated with including the Conversion Shares on the New York Stock Exchange, (ix) all expenses and fees in connection with admitting the Debentures for trading in the PORTAL Market and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS.

                  The obligations of the several Initial Purchasers to purchase and pay for the Debentures as provided herein on the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Debentures, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof and a letter dated the First Closing Date, each addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum with respect to the Company and Pillsbury (and the Representatives shall have received an additional conformed copy of such accountants' letter for each of the several Initial Purchasers).

         (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date:

               (i) in the sole judgment of the Representatives there shall not have occurred any Material Adverse Change that makes it impractical or inadvisable to proceed with the offering and delivery of the Debentures as contemplated by the Offering Memorandum; and

               (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (c) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Siri S. Marshall, General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional conformed copy of such counsel's legal opinion for each of the several Initial Purchasers).

         (d) Opinion of Counsel for the Initial Purchasers. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchasers.

         (e) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

               (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

               (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

               (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (f) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

         (g) PORTAL Designation. The Debentures shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

         (h) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Debentures, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS. Each of the Initial Purchasers represents and warrants that it is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act (a "QIB"). Each Initial Purchaser agrees with the Company that:

              (a) The Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures.

              (b) The Initial Purchasers are purchasing the Debentures pursuant to a private sale exemption from registration under the Securities Act.

              (c) The Debentures have not been and will not be offered or sold by such Initial Purchaser or its affiliates acting on its behalf except in accordance with Rule 144A.

              (d) The Initial Purchasers will not offer or sell the Debentures by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (e) The Initial Purchasers have not offered or sold, and will not offer or sell, any Debentures except to persons whom they reasonably believe to be QIBs.

         SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 10 or Section 11, or if the sale to the Initial Purchasers of the Debentures on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Debentures, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 8. INDEMNIFICATION.

         (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Debentures, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to the Initial Purchaser pursuant to Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Debentures to such person, and if the Final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Initial Purchaser expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Debentures that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount at maturity of Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount at maturity of the Debentures to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount at maturity of Firm Debentures set forth opposite their respective names on Schedule A bears to the aggregate principal amount at maturity of Firm Debentures set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Debentures and the aggregate principal amount at maturity of Debentures with respect to which such default occurs exceeds 10% of the aggregate principal amount at maturity of Debentures to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. On or prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Debentures in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Debentures and payment for them hereunder and (iii) any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:
              c/o
              Banc of America Securities LLC
              9 West 57th Street
              New York, New York  10019
              Facsimile:  212-583-8457
              Attention:  Eric Hambleton

     with a copy to:
              Davis Polk & Wardwell
              450 Lexington Ave.
              New York, New York 10017
              Facsimile:  212-450-4800
              Attention:  Richard Truesdell, Jr.

     If to the Company:
              General Mills, Inc.
              General Counsel
              Number One General Mills Blvd.
              Minneapolis, Minnesota 55440
              Facsimile:  763-764-3302
              Attention:  General Counsel


     with a copy to:
              General Mills, Inc.
              Treasury Department
              Number One General Mills Blvd.
              Minneapolis, Minnesota 55440
              Facsimile:  763-764-7384
              Attention:  Treasurer

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Debentures as such from any of the Initial Purchasers merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this

Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                     Very truly yours,

                                                     GENERAL MILLS, INC.


                                                      By:
                                                         ----------------------
                                                         Name:
                                                         Title:


         The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED:
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By BANC OF AMERICA SECURITIES LLC


By:
   ---------------------------
   Name:
   Title:

By MORGAN STANLEY & CO. INCORPORATED


By:
   ---------------------------
   Name:
   Title:

                                   SCHEDULE A


                                                              AGGREGATE
                                                              PRINCIPAL AMOUNT
                                                              AT MATURITY OF
INITIAL PURCHASERS                                            FIRM DEBENTURES
                                                              TO BE PURCHASED
Banc of America Securities LLC............................    $839,747,455.25
Morgan Stanley & Co. Incorporated.........................    $839,747,455.25
Barclays Capital Inc......................................    $57,163,689.00
Deutsche Bank Securities Inc..............................    $57,163,689.00
J.P. Morgan Securities Inc................................    $57,163,689.00
Salomon Smith Barney Inc..................................    $57,163,689.00
UBS Warburg LLC...........................................    $57,163,689.00
Blaylock & Partners, L.P..................................    $22,330,822.25
The Williams Capital Group, L.P...........................    $22,330,822.25

         Total............................................    $2,009,975,000

                                                                       EXHIBIT A

The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.

                        Opinion of counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement.

                        References to the Offering Memorandum in this Exhibit A include any supplements thereto at the Closing Date.

                    (i) The Company and each significant subsidiary of the
               Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, or subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction

                    (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

                    (iii) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth or incorporated by reference in the Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

                    (iv) The Purchase Agreement has been duly authorized,
               executed and delivered by the Company

                    (v) The Indenture has been duly authorized, executed and
               delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors' or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

                    (vi) The Debentures have been duly authorized by the
               Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.

                    (vii) The shares of Common Stock initially issuable upon
               conversion, repurchase or redemption of the Debentures have been duly authorized and reserved and, when issued upon conversion, repurchase or redemption of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

                    (viii) The Registration Rights Agreement has been duly
               authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                    (ix) Neither registration of the Debentures under the
               Securities Act of 1933, as amended, nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the offer and sale of the Debentures by the Company to the Initial Purchasers or (ii) the re-offer and resale of the Debentures by the Initial Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum, relating to the Debentures. Such counsel need express no opinion, however, as to when or under what circumstances any Debentures sold by the Initial Purchasers may be reoffered or resold.

                    (x) No stockholder of the Company or any other person has
               any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.

                    (xi) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                    (xii) The statements in the Offering Memorandum under the
               captions "Description of Capital Stock", "Description of Debentures", "United States Taxation", insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and are correct, in all material respects.

                    (xiii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Offering Memorandum, and there is no franchise, contract or other document of a character required to be described in the Offering Memorandum which is not described as required

                    (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated thereby and by the Offering Memorandum, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                    (xv) The execution and delivery of the Purchase Agreement, the Indenture and the Debentures by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (ii) will not constitute a breach of, or Default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iv) to the best knowledge of such counsel, will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties.

                    (xvi) The Company is not, and after receipt of payment for the Debentures and application of the proceeds as described in the Offering Memorandum, will not be, an "investment company" as defined in the Investment Company Act.

                    (xvii) To the best knowledge of such counsel, neither the
               Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except in each such case for such violations as would not, singly or in the aggregate, result in a Material Adverse Change.

               In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Offering Memorandum or any amendments thereto, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Offering Memorandum or any amendments or supplements thereto).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.